HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT, effective as of December 16, 2023, to the Amended and Restated Fund Administration Servicing Agreement, dated as of October 1, 2018, as amended (the "Fund Administration Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to update the Series of the Trust; and

WHEREAS, Section 11 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Exhibit A of the Fund Administration Agreement are superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of December 16, 2023.

HOTCHKIS & WILEY FUNDS         U.S. BANCORP FUND SERVICES, LLC

By: _/s/ Anna Marie Lopez___________        By: /s/ Jason Hadler__________________

Printed Name: _Anna Marie Lopez_____        Printed Name: Jason Hadler____________

Title:     _President ___________________        Title: Sr. Vice President _______________

Exhibit A to the
Fund Administration Servicing Agreement

Fund Names

Separate Series of HOTCHKIS & WILEY Funds

Name of Series    Date Added
Hotchkis & Wiley Value Opportunities Fund        12-31-2002
Hotchkis & Wiley Diversified Value Fund        08-24-2004
Hotchkis & Wiley Large Cap Value Fund        10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund        10-19-2001
Hotchkis & Wiley Small Cap Value Fund        10-19-2001
Hotchkis & Wiley High Yield Fund        03-31-2009
Hotchkis & Wiley Global Value Fund                           12-31-2012
Hotchkis & Wiley Small Cap Diversified Value Fund                  06-30-2014
Hotchkis & Wiley International Value Fund                         12-31-2015
Hotchkis & Wiley International Small Cap Diversified Value Fund         06-30-2020
HW Opportunities MP Fund                                12/16/2023

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